DIRECTOR’S AGREEMENT

This Director’s Agreement (this “Agreement”) is made and entered into as of the 3rd day of November, 2020 (the “Effective Date”), by and between Brian Adair (hereinafter referred to as “Director”) and Santa Fe Gold Corporation, a Delaware corporation (“Company”).

WITNESSETH:

WHEREAS, Director serves as a chairman of the board of directors (“Board”) and desires to be paid for his continued efforts as chairman.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Services of Chairman

The chairman of the Board (“Director”) agrees to devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of Company as may be reasonably requested and required of Director and in accordance with the duties and obligations imposed upon directors of corporations by the Company’s Certificate of Incorporation, Bylaws, Delaware corporate law, and federal and state securities law. As the Company lacks a chief executive officer, Director will assume certain responsibilities that would normally fall under the job description of the chief executive officer, including without limitation, negotiating a potential joint venture arrangement with respect to developing certain mining properties and formulating and implementing a financing plan with the goal to provide the Company with sufficient liquidity. This Agreement shall continue until June 30, 2021.

2.Compensation

The Company shall pay Director the sum of $75,000 for the quarter ending June 30, 2020 and $300,000 for services rendered during the fiscal year ended June 30, 2021, paid through the issuance of restricted common shares, the number of shares to be issued monthly. The number of shares for issuance is determined monthly and based on the average share price of Company common stock for the month of measurement divided into $25,000. Shares to vest 1/12 per month during the current fiscal year (the first 4 months will have vested as of the effective date hereof, with the balance to vest pro-rata on the last day of each calendar month during this current fiscal year). The shares for the quarter ended June 30, 2020, have vested as of June 30, 2020. The Company shall reimburse Director for any out-of-pocket expenses incurred to attend Board of Director meetings or such other Company meetings or functions as the Company might request after submission of appropriate documentation.

3.Confidential and Proprietary Information; Documents

3.1Director recognizes and acknowledges that Director will have access to certain information of Company that is confidential and proprietary and constitutes valuable and unique property of Company. Director agrees that Director will not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of Director’s duties on behalf of Company, its successors, assigns or nominees, or as required by the order of any tribunal having jurisdiction or by mandatory provisions of applicable law, any confidential information or know-how of Company without the prior written consent of the Board of Company. Director further agrees to maintain in confidence any confidential information of third parties received as a result of Director’s relationship with Company.

3.2Director further agrees to deliver to Company promptly after his resignation, removal or failure to be nominated or elected as a member of the Board, all materials correspondence, memoranda , notes, records, plans, or other documents and all copies thereof (all of which are hereafter referred to as the “Documents”), made, composed or received by Director, solely or jointly with others, and which are in Director’s possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of Company.

4.Conflicts of Interest

4.1In keeping with Director’s fiduciary duties to Company, Director agrees that Director shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Director agrees that Director shall promptly disclose to the Board of Company any facts which might involve any reasonable possibility of a conflict of interest as Company is currently and in the future configured and practicing business. Director shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of Company, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to Company.

4.2It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Company or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Director would or might arise, and which should be reported immediately by Director to an officer of Company, include, without limitation, the following: (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which Company does business; (b) misuse of information or facilities to which Director has access in a manner which will be detrimental to Company’ interest; (c) disclosure or other misuse of information of any kind obtained through the Director’s connection with Company; (d) acquiring or trading in, directly or indirectly, other properties or interests adjacent to the properties and by Company; (e) the appropriation to the Director or the diversion to others, directly or indirectly , of any opportunity in which it is known or could reasonably be anticipated that Company would be interested unless Company is precluded from or chooses not to pursue such opportunity; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in direct competition with Company or acting as a director, officer, partner, consultant, Director or agent of any enterprise which is in direct competition with Company.

5.Miscellaneous

5.1This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Director and the successors and assigns of Company. This Agreement may be assigned by Company (including assignment by operation of law to any successor to the business of Company by merger, consolidation or other business combination) without the consent of Director but is personal to the Director and no rights, duties, and obligations of Director hereunder may be assigned without the consent of Company or its assigns, which may be granted or withheld in its sole discretion.

5.2No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Directors shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

5.3Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as it if had never been included herein.

5.4Director ‘s obligations with regards Section 3 of this Agreement to Company shall survive Director’s resignation, removal or failure to be nominated or elected as a member of the Board of Company.

5.5This Agreement supersedes. replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between the Director and Company and constitutes the sole and entire agreement between the Director and Company with respect to the subject matter of this Agreement.

Director’s Agreement
November 3, 2020

5.6The laws of the State of Delaware, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

5.7All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

As to the Director, at the Director’s home address on file with the Company.

As to the Company:

Santa Fe Gold Corporation
Attn: Board of Directors
3544 Rio Grande Blvd.,
NW Albuquerque, NM 87107

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

5.8This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of Company, by an authorized officer of Company. Any change or changes, from time to time, in Director’s compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.

Director’s Agreement
November 3, 2020

5.7All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

As to the Director, at the Director ‘s home address on file with the Company.

As to the Company:

Santa Fe Gold Corporation

Attn: Board of Directors

3544 Rio Grande Blvd., NW

Albuquerque, NM 87107

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

5.8This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of Company, by an authorized officer of Company. Any change or changes, from time to time, in Director’s compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.